UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2004

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

California	001-31616	22-3059110
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10250 Constellation Boulevard, Suite 3400, Los Angeles, California 90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (310) 788-1999

(Former name or former address, if changed since last report.)

     Not applicable.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

1.1     Letter Agreement, dated April 23, 2004, amending the Distribution Agreement, dated November 7, 2003, between the Registrant and ABN AMRO Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Barclays Capital Inc., BNY Capital Markets, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, relating to the Registrant’s Medium-Term Notes, Series P (the “Notes”).

4.1     Officers’ Certificate (without exhibits), dated April 23, 2004, establishing the terms of the Notes.

5.1     Opinion of O’Melveny & Myers LLP regarding the legality of the Notes.

23.1     Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 hereto).

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
/s/ Alan H. Lund
By: Alan H. Lund
Vice Chairman and Chief Financial Officer

DATED: April 23, 2004